As filed with the Securities and Exchange Commission on January 30, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Regency Energy Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	16-1731691 (I.R.S. Employer Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(214) 750-1771
(Address, including zip code, and telephone number,
including area code, of registrant’s principal
executive offices)

William E. Joor
Executive Vice President
1700 Pacific, Suite 2900
Dallas, Texas 75201
(214) 750-1771
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Dan A. Fleckman Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2300 Houston, Texas 77002-6760 (713) 758-2222	G. Michael O’Leary Melinda H. Brunger Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 (713) 220-4200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering ☑
File No. 333-128332.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
	Aggregate Offering
Title of each class of	Price Per Share	Amount of
securities to be registered	(1)(2)	Registration Fee (2)
Common units representing limited partner interests	$14,375,000	$1,539(3)

(1)	Based on the initial public offering price of $20.00 per common unit.

(2)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units

(3)	The Registrant previously paid registration fees of $34,110 registered under a Registration Statement on Form S-1, as amended (SEC File No. 333-128332), with respect to common units having a proposed maximum aggregate offering amount of $289,800,000 based on the SEC registration fee of $117.00 per million. In addition, the Registrant registered a proposed maximum aggregate offering amount of $301,875,000 under such registration statement based on the SEC registration fee of $107.00 per million, which required no additional filing fee.
THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE
     This registration statement is being filed with respect to the registration of additional limited partnership units of Regency Energy Partners LP, a Delaware limited partnership, pursuant to Rule 462(b) and under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-128332), initially filed by Regency Energy Partners LP with the Securities and Exchange Commission on September 15, 2005, as amended by Amendment No. 1 thereto filed on October 26, 2005, Amendment No. 2 thereto filed on November 22, 2005, Amendment No. 3 thereto filed on December 19, 2005, Amendment No. 4 thereto filed on January 11, 2006 and Amendment No. 5 thereto filed on January 22, 2006 which was declared effective on January 30, 2006, including the exhibits thereto, are incorporated herein by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of Securities Act of 1933, the registrant does hereby certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of January, 2006.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP,
its general partner

By:	Regency GP LLC,
its general partner

By:	/s/ James W. Hunt
James W. Hunt
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the following capacities on the 30th day of January, 2006.

Signature	Title

/s/ James W. Hunt	Chairman, President, and Chief Executive Officer

James W. Hunt	(Principal Executive Officer)

/s/ Stephen L. Arata	Executive Vice President and Chief Financial

Stephen L. Arata	Officer (Principal Financial Officer)

/s/ Lawrence B. Connors	Vice President, Finance and Accounting

Lawrence B. Connors	(Principal Accounting Officer)

*

Joe Colonnetta	Director

*

Jason H. Downie	Director

*

A. Dean Fuller	Director

*

Jack D. Furst	Director

*

J. Edward Herring	Director

*

Robert D. Kincaid	Director

*

Gary W. Luce	Director

*

Robert W. Shower	Director

*

J. Otis Winters	Director

/s/ William E. Joor III

*By: William E. Joor III
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	—	Consent of Deloitte & Touche LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-128332) initially filed with the Securities and Exchange Commission on September 15, 2005 and incorporated by reference herein).